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                                                                    EXHIBIT 23.2



INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of RTW, Inc. on Form S-8 of our report dated February 9, 2001, (March 28, 2001 as to Note 6), included in the Annual Report on Form 10-K of RTW, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche, LLP

Minneapolis, Minnesota
January 24, 2002